UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2014

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(IRS Employer Identification No.)

4500 Mt. Pleasant St., N.W., North Canton, Ohio 44720-5450

(Address of Principal Executive Offices)            (Zip Code)

(234) 262-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2014, the Board of Directors (the “Board”) of The Timken Company (the “Company”) elected Maria A. Crowe as a director, increasing the size of the Board from ten to eleven members. Ms. Crowe was also appointed to the Nominating and Corporate Governance and Compensation Committees of the Board. Ms. Crowe will begin serving as a director at the December 8, 2014 Board meeting for a term that expires at the 2015 Annual Meeting of Shareholders of the Company. Ms. Crowe is currently President of Manufacturing Operations of Eli Lilly & Company, Inc.

In connection with her appointment and service to the Board, Ms. Crowe will receive the same compensation as all other non-employee directors of the Company as disclosed in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2014. Ms. Crowe and the Company will also enter into the Company’s standard director indemnification agreement, the form of which was previously filed with the SEC as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

On November 14, 2014, the Company issued a press release regarding Ms. Crowe’s election to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of The Timken Company Regarding Board Announcement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart Executive Vice President, General Counsel and Secretary

Date: November 14, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The Timken Company Regarding Board Announcement.